Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Chesapeake Utilities Corporation
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-156192, 333-63381 and 333-121524) and Form S-8 (Nos. 333-01175, 333-94159, 333-124646, 333-124694 and 333-124717) of Chesapeake Utilities Corporation of our report dated March 13, 2007 relating to the consolidated financial statements and financial statement schedule which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
March 9, 2009